Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Magellan Petroleum Corporation
Denver, Colorado

We consent to the incorporation by reference in the Registration Statement on Form S-3 to be filed on the date hereof of our report dated September 18, 2014 relating to the consolidated financial statements of Magellan Petroleum Corporation appearing in the annual report on Form 10-K of Magellan Petroleum Corporation for the years ended June 30, 2014 and 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

EKS&H LLLP

November 17, 2014
Denver, Colorado